EXHIBIT 99.1

Microsemi Reports Second Quarter 2008 Results

IRVINE, Calif., April 24, 2008 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported unaudited results for its second quarter of fiscal year 2008.

 * Net Sales for Second Quarter Set New Record at $126.7 Million
 * Net Sales for Second Quarter Increased 18.7 Percent over Prior Year
 * GAAP Gross Margins Increased 100 Basis Points over Prior Quarter
 * Non-GAAP Gross Margins Increased 20 Basis Points over Prior Quarter
 * Cash and Investments Increased 31.7 Percent over Prior Quarter to
   $138.6 Million
 * Positive Book-to-Bill Ratio of 1.08 to 1.00

Net sales for Microsemi's second quarter, ended March 30, 2008, were $126.7 million, up 18.7 percent from net sales of $106.7 million in the second quarter of 2007, and up 2.6 percent from net sales of $123.5 million in the first quarter of 2008.

Non-GAAP gross margin in the second quarter was 51.5 percent, compared to 50.4 percent in the second quarter of 2007 and 51.3 percent in the first quarter of 2008. Non-GAAP operating margins were 26.1 percent in the second quarter compared to 22.1 percent in the second quarter of 2007 and 26.2 percent in the first quarter of 2008. For the second quarter, non-GAAP net income was $25.3 million, compared to $16.7 million in the second quarter of 2007 and $24.4 million in the first quarter of 2008. For the second quarter, the non-GAAP effective tax rate was 25.0 percent. Non-GAAP diluted earnings per share in the second quarter of 2008 were $0.32 compared to $0.22 in the second quarter of 2007, and compared to $0.31 in the first quarter of 2008.

GAAP gross margin for the second quarter was 43.6 percent, an increase of 440 basis points compared to 39.2 percent in the second quarter of 2007 and up 100 basis points from 42.6 percent in the first quarter of 2008. GAAP results in the second quarter included $10.0 million for transitional idle capacity and $2.7 million in restructuring and other charges, of which $2.1 million related to severance associated with a recently implemented reduction in force and with the retirement of a former officer of the Company. Also included were non-cash charges of $5.2 million related to stock based compensation and $2.8 million in amortization of acquisition-related intangibles. For the second quarter, the GAAP effective tax rate was 25.2 percent. Second quarter GAAP net income was $9.8 million compared to GAAP net loss of $19.6 million in the second quarter of 2007 and GAAP net income of $8.6 million in the first quarter of 2008. GAAP diluted earnings per share in the second quarter of 2008 were $0.12, compared to a diluted loss per share of $0.26 in the second quarter of 2007, and diluted earnings per share of $0.11 in the first quarter of 2008.

James J. Peterson, President and Chief Executive Officer, stated, "We had another record quarter. We remain well positioned with our new products and are capitalizing on a number of opportunities in both our high reliability semiconductor and high performance analog mixed signal markets. Operationally, we continued improvements in our facility utilization as evidenced by the strengthening of our GAAP and non-GAAP gross margins."

The book-to-bill ratio for the quarter was 1.08 to 1.00.

Business Outlook

Microsemi expects that for the third quarter of fiscal year 2008, our sales will increase between 0 to 4 percent, sequentially. On a non-GAAP basis, we expect earnings for the third quarter of fiscal year 2008 to be $0.33 to $0.35 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP financial measures exclude items such as transitional idle capacity, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1233

Information for Second Quarter Earnings Conference Call and Webcast

 Date:  Thursday, April 24, 2008
 Time:  4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the webcast, please log on to our website at www.microsemi.com, then click on "Investors" and then "Events & Presentations." To listen to the live webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the website for 30 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 43033370.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, April 24, 2008 through 11:59 pm EDT (8:59 pm PDT) on Thursday, May 1st. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 43033370.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning our expectations regarding our business outlook, our performance and competitive position during the coming year, our beliefs that we are capitalizing on opportunities in the high reliability semiconductor and high performance analog mixed signal markets, and any other statements of belief or about our plans or expectations. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, principal and liquidity risks associated with our investments including auction rate securities, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of Form 10-Q which is expected to occur no later than May 9, 2008.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments includes non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: Robert C. Adams, Microsemi Corporation, Irvine, CA (949) 221-7100.

                        MICROSEMI CORPORATION
                   Consolidated Income Statements
         (Unaudited, in thousands, except per share amounts)

                                Quarter ended       Six months ended
                            --------------------  --------------------
                            March 30,   April 1,  March 30,   April 1,
                              2008        2007      2008        2007
                            ---------  ---------  ---------  ---------

 NET SALES                  $ 126,665  $ 106,677  $ 250,139  $ 208,966
 Cost of sales                 71,466     64,839    142,406    122,970
                            ---------  ---------  ---------  ---------

 GROSS MARGIN                  55,199     41,838    107,733     85,996

 Operating expenses:
 Selling, general and
  administrative               26,494     23,246     53,255     41,671
 Research and development      11,295     11,116     22,449     19,940
 Amortization of intangible
  assets                        2,816      3,895      5,915      5,898
 Restructuring charges          2,171        972      2,213      1,875
 In-process research and
  development                      --     21,770        440     21,770
 Gain on disposition of
  assets                           --         (3)        --         (3)
                            ---------  ---------  ---------  ---------

  Total operating expenses     42,776     60,996     84,272     91,151
                            ---------  ---------  ---------  ---------

 OPERATING  INCOME (LOSS)      12,423    (19,158)    23,461     (5,155)

 Interest and other income,
  net                             703      1,490      1,821      2,953
                            ---------  ---------  ---------  ---------

 INCOME (LOSS) BEFORE INCOME
  TAXES                        13,126    (17,668)    25,282     (2,202)

 Provision for income taxes     3,311      1,917      6,854      6,789
                            ---------  ---------  ---------  ---------

 NET INCOME (LOSS)          $   9,815  $ (19,585) $  18,428  $  (8,991)
                            =========  =========  =========  =========

 Earnings (loss) per share
  Basic                     $    0.13  $   (0.26) $    0.24  $   (0.12)
                            =========  =========  =========  =========
  Diluted                   $    0.12  $   (0.26) $    0.23  $   (0.12)
                            =========  =========  =========  =========

 Common and common
  equivalent shares
  outstanding:
  Basic                        77,689     75,203     77,167     73,425
  Diluted                      79,518     75,203     79,245     73,425

                        MICROSEMI CORPORATION
   Schedule Reconciling Non-GAAP Net Income to GAAP Net Income (Loss)
         (Unaudited, in thousands, except per share amounts)

                                Quarter ended       Six months ended
                            --------------------  --------------------
                            March 30,   April 1,  March 30,   April 1,
                              2008        2007      2008       2007
                            ---------  ---------  ---------  ---------

 GAAP NET INCOME (LOSS)     $   9,815  $ (19,585) $  18,428  $  (8,991)
                            =========  =========  =========  =========
 The non-GAAP amounts have
  been adjusted to exclude
  the following items:

 Excluded from cost of sales
  Transitional idle
   capacity and inventory
   abandonments(a)          $   9,976  $  11,172  $  20,741  $  18,144
  Manufacturing profit in
   acquired inventory(e)           --        710         --        710
 Excluded from operating
  expenses
  Amortization of intangible
   assets(b)                    2,816      3,895      5,915      5,898
  Stock based
   compensation(c)              5,184      2,708     11,325      4,293
  Gain on disposition of
   assets(a)                       --         (3)        --         (3)
  In-process research and
   development(d)                  --     21,770        440     21,770
  Bad debt(f)                      --      1,514         --      1,514
  Restructuring and other
   special charges(a)           2,677        972      3,506      1,875
                            ---------  ---------  ---------  ---------
                               20,653     42,738     41,927     54,201
 Income tax effect on
  non-GAAP adjustments(g)       5,134      6,431     10,617     10,365
                            ---------  ---------  ---------  ---------
 Net effect of adjustments
  to GAAP net income        $  15,519  $  36,307  $  31,310  $  43,836
                            =========  =========  =========  =========

 NON-GAAP NET INCOME        $  25,334  $  16,722  $  49,738  $  34,845
                            =========  =========  =========  =========

 (a) - (g) Please refer to corresponding footnotes below.

                        MICROSEMI CORPORATION
 Schedule Reconciling Reported Non-GAAP Financial Ratios to Comparable
                        GAAP Financial Ratios
                             (Unaudited)

                                           Quarter ended
                           --------------------------------------------
                             March 30,    December 30,      April 1,
                               2008           2007            2007
                           ------------   ------------   --------------

 GAAP gross margin         43.6 percent   42.6 percent     39.2 percent
 Effect of reconciling
  items on gross margin     7.9 percent    8.7 percent     11.2 percent
 Non-GAAP gross margin     51.5 percent   51.3 percent     50.4 percent

 GAAP operating margin      9.8 percent    8.9 percent   (18.0) percent
 Effect of reconciling
  items on operating
  margin                   16.3 percent   17.3 percent     40.1 percent
 Non-GAAP operating
  margin                   26.1 percent   26.2 percent     22.1 percent

Notes Reconciling Non-GAAP Financial Information to GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments includes non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating margins, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP effective tax rate, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, amortization of acquisition-related intangible assets, stock based compensation, in-process research and development, restructuring, reserve valuations and other special charges or credits. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to the Company's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations.  Transitional idle capacity relates to unused manufacturing capacity and non-
     productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed.  Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location.
     Restructuring and other special charges include severance and other costs related to facilities in the process of closing or already closed and one-time events.  Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock based compensation in connection with the SFAS123R has been excluded as management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods.  In addition, management does not include IPR&D, a one-time
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired in the PowerDsine transaction to its fair value.  As the acquired inventory is sold, the associated
     manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins.  The manufacturing profit in acquired inventory has been excluded to facilitate
     comparability of gross margins between periods.  In addition, management excludes the impact of manufacturing profit in
     acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at PowerDsine.

 (f) Bad debt represents write off of accounts receivable from a minor distributor.  This amount was excluded from our GAAP results because it is highly unusual and as of the quarter ended April 1,
     2007, had never previously occurred nor has there been any subsequent comparable write-off activity with a distributor.

 (g) The tax effect on non-GAAP adjustments is calculated using the relevant tax jurisdictions' statutory tax rates.

                        MICROSEMI CORPORATION
 Selected Non-GAAP Financial Measures and Schedule Reconciling Selected
    Non-GAAP Financial Measures to Comparable GAAP Financial Measures
        (Unaudited, in thousands except for per share amounts)

                                Quarter ended       Six months ended
                            --------------------  --------------------
                            March 30,   April 1,  March 30,   April 1,
                              2008        2007      2008        2007
                            ---------  ---------  ---------  ---------

 GAAP gross margin          $  55,199  $  41,838  $ 107,733  $  85,996
  Transitional idle
   capacity and inventory
   abandonments(a)              9,976     11,172     20,741     18,144
  Manufacturing profit in
   acquired inventory (e)          --        710         --        710
                            ---------  ---------  ---------  ---------
 Non-GAAP gross margin      $  65,175  $  53,720  $ 128,474  $ 104,850
                            ---------  ---------  ---------  ---------

 GAAP operating expenses    $  42,776  $  60,996  $  84,272  $  91,151
  Amortization of
   intangible assets(b)        (2,816)    (3,895)    (5,915)    (5,898)
  Stock based
   compensation(c)             (5,184)    (2,708)   (11,325)    (4,293)
  Gain on disposition of
   assets(a)                       --          3         --          3
  In-process research and
   development                     --    (21,770)      (440)   (21,770)
  Bad debt(f)                      --     (1,514)        --     (1,514)
  Restructuring and other
   special charges(a)          (2,677)      (972)    (3,506)    (1,875)
                            ---------  ---------  ---------  ---------
 Non-GAAP operating
  expenses                  $  32,099  $  30,140  $  63,086  $  55,804
                            ---------  ---------  ---------  ---------

 GAAP operating income
  (loss)                    $  12,423  $ (19,158) $  23,461  $  (5,155)
  Transitional idle
   capacity and inventory
   abandonments(a)              9,976     11,172     20,741     18,144
  Manufacturing profit in
   acquired inventory(e)           --        710         --        710
  Amortization of
   intangible assets(b)         2,816      3,895      5,915      5,898
  Stock based
   compensation (c)             5,184      2,708     11,325      4,293
  Gain on disposition of
   assets (a)                      --         (3)        --         (3)
  In-process research and
   development                     --     21,770        440     21,770
  Bad debt (f)                     --      1,514         --      1,514
  Restructuring and other
   special charges(a)           2,677        972      3,506      1,875
                            ---------  ---------  ---------  ---------
 Non-GAAP operating income  $  33,076  $  23,580  $  65,388  $  49,046
                            ---------  ---------  ---------  ---------

 GAAP income (loss) before
  taxes                     $  13,126  $ (17,668) $  25,282  $  (2,202)
  Transitional idle
   capacity and inventory
   abandonments(a)              9,976     11,172     20,741     18,144
  Manufacturing profit in
   acquired inventory(e)           --        710         --        710
  Amortization of
   intangible assets(b)         2,816      3,895      5,915      5,898
  Stock based
   compensation(c)              5,184      2,708     11,325      4,293
  Gain on disposition of
   assets(a)                       --         (3)        --         (3)
  In-process research and
   development                     --     21,770        440     21,770
  Bad debt (f)                     --      1,514         --      1,514
  Restructuring and other
   special charges(a)           2,677        972      3,506      1,875
                            ---------  ---------  ---------  ---------
 Non-GAAP income before
  taxes                     $  33,779  $  25,070  $  67,209  $  51,999
                            ---------  ---------  ---------  ---------

 (a) - (g) Please refer to corresponding footnotes above.

                                Quarter ended       Six months ended
                            --------------------  --------------------
                            March 30,   April 1,  March 30,   April 1,
                              2008        2007      2008        2007
                            ---------  ---------  ---------  ---------

 GAAP net income (loss)     $   9,815  $ (19,585) $  18,428  $  (8,991)
  Transitional idle
   capacity and inventory
   abandonments(a)              9,976     11,172     20,741     18,144
   Manufacturing profit in
    acquired inventory(e)          --        710         --        710
  Amortization of
   intangible assets(b)         2,816      3,895      5,915      5,898
  Stock based
   compensation(c)              5,184      2,708     11,325      4,293
  Gain on disposition of
   assets(a)                       --         (3)        --         (3)
  In-process research and
   development                     --     21,770        440     21,770
  Bad debt(f)                      --      1,514         --      1,514
  Restructuring and other
   special charges(a)           2,677        972      3,506      1,875
  Income tax effect on
   non-GAAP adjustments(g)     (5,134)    (6,431)   (10,617)   (10,365)
                            ---------  ---------  ---------  ---------
 Non-GAAP net income        $  25,334  $  16,722  $  49,738  $  34,845
                            ---------  ---------  ---------  ---------

 GAAP diluted earnings
  (loss) per share          $    0.12  $   (0.26) $    0.23  $   (0.12)
  Impact of non-GAAP
   adjustments on diluted
   earnings per share       $    0.20  $    0.48  $    0.40  $    0.57
                            ---------  ---------  ---------  ---------
 Non-GAAP diluted earnings
  per share                 $    0.32  $    0.22  $    0.63  $    0.45
                            ---------  ---------  ---------  ---------

 (a) - (g) Please refer to corresponding footnotes above

                        MICROSEMI CORPORATION
                Condensed Consolidated Balance Sheets
                      (Unaudited, in thousands)

                                    March 30, 2008  September 30, 2007
                                    --------------  ------------------
 ASSETS

  Current assets:
   Cash and cash equivalents        $       75,772  $          107,685
   Investment in available for sale
    securities                              62,875                  --
   Accounts receivable, net                 90,142              81,035
   Inventories                             116,846             115,038
   Other current assets                     28,245              25,158
                                    --------------  ------------------
   Total current assets                    373,880             328,916
   Non-current assets                      318,456             308,364
                                    --------------  ------------------

 TOTAL ASSETS                       $      692,336  $          637,280
                                    ==============  ==================

 LIABILITIES AND STOCKHOLDERS'
  EQUITY

  Current liabilities               $       65,356  $           61,245
  Long-term liabilities                     17,929               6,630
  Shareholders' equity                     609,051             569,405
                                    --------------  ------------------

 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY              $      692,336  $          637,280
                                    ==============  ==================

Investment in available for sale securities consists of $16.4 million in auction rate preferred shares of municipal bond funds and $46.5 million in auction rate bonds backed by student loans. Our investments retain and are expected to continue to retain their triple-A rating. Our auction rate preferred shares are in funds that have maintained their asset coverage ratios as required by the Investment Company Act of 1940 and rating agencies. Principal and interest from our auction rate bonds are federally guaranteed by the Family Federal Education Loan Program.

CONTACT:  Microsemi Corporation
          Financial Contact:
          John W. Hohener, Vice President and CFO
            (949) 221-7100
          Investor Relations:
          Robert C. Adams, Vice President Business Development &
           Investor Relations
            (949) 221-7100